SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 14, 2007

Wells Real Estate Fund IX, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

14079 Senlac Drive

On October 23, 2007, Fund VIII and Fund IX Associates ("Fund VIII-IX Associates") entered into an agreement to sell an office building containing approximately 40,000 rentable square feet and located in Farmers Branch, Texas ("14079 Senlac Drive") to an unaffiliated third party for a gross sales price of $5,410,200, excluding closing costs, (the "Agreement"). Fund VIII-IX Associates is a joint venture partnership between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P (the "Registrant"). Pursuant to the Agreement, the inspection period has expired and a buyer-funded deposit of $300,000 has become non-refundable. The Registrant expects the closing of this transaction to occur during the fourth quarter of 2007; however, there are no assurances regarding when or if this sale will be completed.

The Registrant holds an equity interest of approximately 45.2% in Fund VIII-IX Associates, and Fund VIII-IX Associates owns 100% of 14079 Senlac Drive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	Wells Capital, Inc. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: November 16, 2007